UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Dime Community Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

This proxy statement supplement, dated April 26, 2018 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Dime Community Bancshares, Inc., which was filed with the Securities and Exchange Commission on April 13, 2018 and originally distributed and made available to stockholders on or about April 13, 2018, relating to our 2018 Annual Meeting of Stockholders to be held on May 24, 2018. The following table supplements, amends, and restates the corresponding table found on page 21 of our Proxy Statement solely to correct one typographical error in the first number in “Target” column of the table (which was inadvertently disclosed as $779,556):

Results of the Corporate Measures relative to the pre-established objectives were used to determine the payout levels. The results of the AIP goals for 2017 were as follows:

Corporate Measures(1)	Weight	Threshold	Target	Stretch	Result	Result as an Interpolated Percentage of the Target	Weighted Result
Pre-tax Earnings	50%	$63,645	$79,556	$95,467	$78,326	96.1%	48.1%
High Quality Deposits(2)	25%	$677,509	$846,886	$1,016,263	$667,618	0.0%	0.0%
Non-interest expense to average assets	25%	1.57%	1.31%	1.05%	1.37%	88.9%	22.2%
TOTAL							70.3%
(1)	Please refer to the Appendix within this Proxy for a discussion of the definition and computation of the key measures.
(2)	High quality deposits represent Consumer Checking, Branch Business, CRE, and Business Banking accounts.

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” shall mean the Proxy Statement as supplemented hereby.

If you have already voted in connection with the 2018 Annual Meeting of Stockholders, you do not need to vote again, unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not yet voted, please do so as soon as possible, either by signing, dating and returning the proxy card you received with the Proxy Statement, or via the Internet or telephone using the voting instructions indicated on the proxy card you received with the Proxy Statement.

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